Exhibit 10.28

THE NEIMAN MARCUS GROUP, INC.

PURCHASED RESTRICTED STOCK UNIT AGREEMENT

ISSUED PURSUANT TO 1997 INCENTIVE PLAN

THIS AGREEMENT is made as of the         day of                          , 20     , by and between THE NEIMAN MARCUS GROUP, INC., a Delaware corporation (the “Corporation”), and                                       , an employee of the Corporation or one of its subsidiaries (the “Employee”).

Recitals:

1.             On January 17, 1997, the Corporation adopted for the benefit of key employees The Neiman Marcus Group, Inc. 1997 Incentive Plan (the “Plan”), and the Plan was approved by its stockholders on that date.

2.             The Plan is administered by the Compensation Committee (the “Committee”) of the Corporation’s Board of Directors (the “Board”).

3.             At its September 19, 2003 meeting, the Committee authorized the grant to the Employee under the Plan of a right to purchase shares of Class A Common Stock of the Corporation, par value $.01 per share (“Common Stock”), at 50% of the fair market value of the shares on the date of grant, with the transferability thereof to be subject to restriction for a period of time (the “2003 Purchased Restricted Stock”).

4.             Prior to the issuance of the 2003 Purchased Restricted Stock, the Committee rescinded the grant of the right to purchase it and instead authorized the grant to the Employee of a right to purchase a number of Purchased Restricted Stock Units representing a fictional interest in a number of shares of Common Stock equal to the number of shares of Common Stock subject to the rescinded right to purchase the 2003 Purchased Restricted Stock and with the same purchase price, which Units shall be subject to the vesting, distribution and other provisions specified herein.

Agreement:

For and in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, it is agreed as follows:

1.             Purchase of Purchased Restricted Stock Units.  In consideration of $                  in cash paid to the Corporation by the Employee, the Corporation hereby grants to the Employee                           Purchased Restricted Stock Units (the “Award”), subject to the vesting schedule described in Section 4 and the requirement that the Purchased Restricted Stock Units may be forfeited to the Corporation under the circumstances set forth in that Section.

2.             No Rights as Equity Owner.  This Award of Purchased Restricted Stock Units shall not entitle the Employee to any voting rights, rights upon liquidation or other rights of owners of the Corporation unless and until shares of Common Stock are issued to the Employee as provided herein.

3.             Dividend Equivalent Rights.  In the event a cash dividend is paid on the Common Stock while the Employee holds undistributed Purchased Restricted Stock Units that have not been forfeited, whether or not then vested, the Corporation shall pay to the Employee a cash payment equal to the dividend that would have been received by the Employee had the number of shares of Common Stock represented by the Purchased Restricted Stock Units been issued and outstanding in the name of the Employee on the record date established for such dividend.

4.             Vesting of Purchased Restricted Stock Units and Distribution of Common Stock; Termination of Employment; Death; Disability; or Retirement.

(a)           The Purchased Restricted Stock Units granted hereunder shall vest on October 24, 2006 if and only if the Employee is on such date an employee of the Corporation or one of its subsidiaries (the “Vesting Date”).  On the Vesting Date, the Corporation shall issue to the Employee a certificate representing a number of shares of Common Stock equal to the number of Purchased Restricted Stock Units then subject to this Award; provided, however, that the Employee shall have the right to elect to defer the distribution of all or a portion of the shares of Common Stock issuable to the Employee on the Vesting Date until a date (the “Deferred Distribution Date”) selected by the Employee that is at least one year later than the Vesting Date but on or before the fifth anniversary of the Vesting Date, in which event the Corporation shall issue a certificate representing the number of shares of Common Stock subject to such election on the Deferred Distribution Date or, if earlier, as soon as practicable following the date of the Employee’s death, a determination of the Employee’s permanent disability according to paragraph (d) below, or the Employee’s termination of employment with the Corporation and all of its subsidiaries for any reason.  Any such election shall be made by the Employee on a form and in a manner acceptable to the Corporation at least twelve months prior to the Vesting Date and shall be irrevocable as of the date that is twelve months prior to the Vesting Date.

(b)           Subject to the provisions of paragraphs (c), (d) and (e) of this Section, upon termination of the Employee’s employment with the Corporation and all of its subsidiaries at a time when the Purchased Restricted Stock Units have not vested, (i) the Employee shall have no rights whatsoever in and to any of the Purchased Restricted Stock Units; (ii) all the Purchased Restricted Stock Units shall be forfeited to the Corporation and shall no longer be outstanding as of the date of such termination of employment; (iii) neither the Employee nor any of his or her heirs, beneficiaries, executors, administrators or other personal representatives shall have any rights with respect thereto; and (iv) the Corporation shall refund to the Employee an amount equal to the lesser of (A) the amount the Employee paid for the Purchased Restricted Stock Units pursuant to Section 1 and (B) an amount equal to the number of Purchased Restricted Stock Units multiplied by the average of the closing prices of a share of Common Stock on the New York Stock Exchange over the ten most recent trading days preceding the date of termination of employment.

(c)           If the Employee dies while in the employ of the Corporation or any of its subsidiaries, the Purchased Restricted Stock Units then subject to this Award shall vest if not yet vested. The person or persons to whom the Employee’s rights under this Agreement are transferred by will or the laws of descent and distribution shall be entitled to receive, within 30 days after presentation to the Secretary of the Corporation of documentation acceptable to the Secretary establishing the legal rights of such person or persons, a certificate representing a number of shares of Common Stock equal to the number of Purchased Restricted Stock Units then subject to this Award.

(d)           If while in the employ of the Corporation or any of its subsidiaries the Employee shall become permanently disabled such that the Employee will be unable to return to his or her employment with the Corporation or its subsidiaries (as shall be conclusively determined by the Employee Benefits Committee of the Corporation), the Purchased Restricted Stock Units then subject to this Award shall vest if not yet vested. Within 30 days after the determination of such permanent disability, the Corporation shall issue to the Employee a certificate representing a number of shares of Common Stock equal to the number of Purchased Restricted Stock Units then subject to this Award.

(e)           If the Employee terminates employment with the Corporation and all of its subsidiaries prior to the Vesting Date on account of his or her Eligible Retirement, then a portion of the Purchased Restricted Stock Units then subject to this Award shall vest, with the number to be determined by multiplying the number of Purchased Restricted Stock Units then subject to this Award by a fraction, the numerator of which is the number of completed months from the date of this Agreement through the date of Eligible Retirement and the denominator of which is 36.  Within 30 days after the date of such Eligible Retirement, the Corporation shall issue to the Employee a certificate representing a number of shares of Common Stock equal to such number of vested Purchased Restricted Stock Units.  The remaining Purchased Restricted Stock Units subject to this Agreement shall be treated in the same manner as unvested Purchased Restricted Stock Units subject to the provisions of Section 4(b).  For purposes of this Agreement, “Eligible Retirement” shall mean the termination of the Employee’s employment with the Corporation and all of its subsidiaries on or after the date as of which the Employee (i) is eligible for a normal retirement benefit on account of reaching normal retirement age under the terms of The Neiman Marcus Group, Inc. Retirement Plan (or a successor plan), or (ii) is not less than age 55 and has not less than twenty (20) years of vesting or credited service under the terms of The Neiman Marcus Group, Inc. Retirement Plan (or a successor plan); provided that the Employee’s termination of employment shall not be an “Eligible Retirement” if the Committee shall find that the Employee was terminated on account of “Cause.”

For purposes of this Agreement, “Cause” shall mean, in the Committee’s reasonable judgment, (i) a breach of duty by the Employee in the course of his or her employment involving fraud, acts of dishonesty (other than inadvertent acts or omissions), disloyalty, or moral turpitude, (ii) conduct that is materially detrimental to the Corporation or any of its subsidiaries, monetarily or otherwise, or reflects unfavorably on the Corporation or any of its subsidiaries or the Employee, (iii) the Employee’s failure to comply with or enforce the Corporation’s or any of its subsidiaries’ policies concerning equal employment opportunity, including engaging in sexually or otherwise harassing conduct, (iv) the Employee’s repeated insubordination or failure to comply with or enforce other personnel policies of the Corporation or any of its subsidiaries, (v) the Employee’s failure to devote his or her full working time and best efforts to the performance of his or her responsibilities to the Corporation or its subsidiaries, or (vi) the Employee’s conviction of or entry of a plea agreement or consent decree or similar arrangement with respect to, a felony, other serious criminal offense, or any violation of federal or state securities laws; provided, however, that with respect to items (iv) and (v), the Employee has been provided prior written notice of the failure and afforded a reasonable opportunity to correct.

5.             No Guarantee of Employment.  Nothing in the Plan or in this Agreement shall (i) confer on the Employee any right to continue in the employ of the Corporation or any of its subsidiaries; (ii) affect the right of the Employee or the Corporation or any of its subsidiaries to terminate the employment relationship at any time; (iii) be deemed a waiver or modification of any provision contained in any agreement between the Employee and the Corporation or any of its subsidiaries; (iv) be construed as part of the Employee’s entitlement to remuneration or benefit pursuant to a contract of employment or otherwise or as compensation for past services rendered; (v) afford the Employee any rights or additional rights to compensation or damages as a consequence of the loss or termination of his or her office; or (vi) entitle the Employee to any compensation or damages for any loss or potential loss which he or she may suffer by reason of being or becoming unable to vest in the Purchased Restricted Stock Units as a consequence of the loss or termination of his or her office, employment, or service with the Corporation or any of its subsidiaries.  A cessation of the Employee’s employment by reason of a leave of absence of not more than six months approved by the Corporation shall not be deemed a termination of employment.

6.             Changes in Common Stock.  In the event of any reorganization, recapitalization, stock split, stock dividend, merger, consolidation, combination of shares or other change affecting the Common Stock, the Committee shall make such adjustments as it may deem appropriate with respect to the Purchased Restricted Stock Units.  Any such adjustment made by the Committee shall be conclusive.

7.             Tax Withholding.  The Corporation shall take any steps it deems necessary or desirable to satisfy any obligations imposed by a Federal, state, local or other governmental entity to withhold taxes; provided, however, that in furtherance of satisfying such withholding obligations, the Employee shall have the right (by delivering written notice to the Secretary of the Corporation no less than 30 days nor more than 60 days prior to the date of distribution) to have a number of whole shares of Common Stock withheld by the Corporation from the shares to be issued upon distribution, or to tender to the Corporation, other whole shares of Common Stock, with a value not to exceed the statutory minimum tax withholding obligation.  In addition, the Employee and/or his or her beneficiary (including his or her estate) shall bear all taxes on amounts paid under the Plan to the extent no taxes are withheld, irrespective of whether withholding is required.

8.             Interpretation of Plan and this Agreement.  This Agreement is being entered into pursuant to the Plan and shall be governed in all respects by the terms and provisions of the Plan, which are incorporated herein by this reference.  In the case of any inconsistency between the Plan and this Agreement, the Plan provisions shall control.  Capitalized terms used and not defined in this Agreement shall have the respective meanings given them in the Plan.  As used herein the term “employee” shall mean an employee of the Corporation or of any subsidiary of the Corporation, and members of the Board, and the term “subsidiary of the Corporation” shall mean a subsidiary corporation as defined in Section 424 of the Internal Revenue Code of 1986, as amended.  In all respects, questions of interpretation and application of the Plan and of this Agreement shall be determined by a majority of the Committee, as it may from time to time be constituted, and the determinations of such majority shall be final and binding upon all persons.

9.             Choice of Law; Exclusive Forum; Consent to Jurisdiction; Waiver of Right to Contest Removal and to Jury Trial.  The validity, performance and enforceability of this Agreement shall be determined and governed by the laws of the State of Texas, without regard to its conflict of laws principles. The exclusive forum for any action concerning this Agreement or the transactions contemplated hereby shall be in a court of competent jurisdiction in Dallas County, Texas, with respect to a state court, or the Dallas Division of the United States District Court for the Northern District of Texas, with respect to a federal court.  THE EMPLOYEE HEREBY CONSENTS TO THE EXERCISE OF JURISDICTION OF A COURT IN THE EXCLUSIVE FORUM AND WAIVES ANY RIGHT HE OR SHE MAY HAVE TO CHALLENGE OR CONTEST THE REMOVAL AT ANY TIME BY THE CORPORATION TO FEDERAL COURT OF ANY SUCH ACTION HE OR SHE MAY BRING AGAINST IT IN STATE COURT.  THE EMPLOYEE AND THE CORPORATION FURTHER HEREBY MUTUALLY WAIVE THEIR RIGHT TO TRIAL BY JURY IN ANY ACTION CONCERNING THIS AGREEMENT OR THE TRANSACTION CONTEMPLATED HEREBY.

EXECUTED at Dallas, Texas, as of the date appearing in the first paragraph of this Agreement.

THE NEIMAN MARCUS GROUP, INC.

By
Nelson A. Bangs,
Senior Vice President & General Counsel

, Employee